EXHIBIT 32.01

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

EXCHANGE ACT RULE 13a-14(b) AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF

THE UNITED STATES CODE (18 U.S.C. 1350)

I, Stratton D. Sclavos, President, Chief Executive Officer and Chairman of the Board of Directors of VeriSign, Inc. (the “Company”), do hereby certify, pursuant to Exchange Act Rule 13a-14(b) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), that, to my knowledge:

1. the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2004

/s/ STRATTON D. SCLAVOS
Stratton D. Sclavos President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)